Exhibit 3(1).1

Filed March 3, 2005
State of Nevada

RE- STATED ARTICLES OF INCORPORATION

OF

IMMS, INC.

For the purpose of associating to establish a corporation under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the Nevada Revised Statutes, the undersigned Shareholder, holding a majority of the outstanding common stock of the Corporation does hereby adopt and make the following Re-stated Articles of Incorporation:

FIRST: The name of the corporation (hereinafter called the corporation) is IMMS, Inc.

SECOND: The name of the corporation’s resident agent in the State of Nevada is Incorp Services and the street address of the said resident agent where process may be served on the corporation is 3675 Pecos-McLeod, Suite 1400,Las Vegas, NV 89121. The mailing address and the street address of the said resident agent are identical.

THIRD: The aggregate number of shares of all classes of capital stock, which the corporation has authority to issue is 200,000,000 of which 190,000,000 are to be shares of common stock, $.001 par value, and 10,000,000 are to be preferred stock, $.001 par value. The shares may be issued by the corporation from time to time as approved by the board of directors of the corporation without the approval of the stockholders except as otherwise provided by the Nevada Revised Statutes, these Articles of Incorporation, or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and non-assessable. In the case of a stock dividend, the part of the surplus of the corporation, which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

(a) Except as provided in Articles of Incorporation, or in the powers, designations preferences and relative rights of any preferred stock, the holders of the common stock shall exclusively possess all voting power. Subject to the provisions of each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitle in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the corporation.

In the event of any liquidation, dissolution or winding up of the corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the corporation, to receive the remaining assets of the corporation available for distribution, in cash or in kind.

Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the corporation.

(b) Except as provided in these Articles of Incorporation, the board of directors of the corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof, including, but not limited to determination of any of the following:

(1) the distinctive serial designation and the number of shares constituting such series;

(2) the rights in respect of dividends, if any, to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment or date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(3) the voting powers, full or limited, if any, of the shares of such series;

(4) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed:

(5) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

(6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

(7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(8) the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

(9) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of preferred stock.

Each share of each series of preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

(c) No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the board of directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

(d) No shares of any class or series shall have cumulative voting rights in the election of directors.

FOURTH: The following provisions shall govern the conduct of meetings of the stockholders of the corporation:

(a) Meetings of the stockholders may be held at such place as the bylaws may provide.

(b) Any action required or permitted to be taken at any annual or special meeting of stockholders may be effected by written consent of stockholders constituting a majority of the voting power entitled to vote on such matter at a meeting.

(c) Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the board of directors of the corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose power and authority include the power and authority to call such meetings but special meetings may not be called by another person or persons.

FIFTH: The governing board of the corporation shall be styled as a “Board of Directors”, and any member of said board shall be styled as a “Director.” The number of members constituting the first board of directors of the corporation is determined by the By-laws of the Corporation.

The number of directors of the corporation may be increased or decreased in the manner provided in the bylaws of the corporation; provided, that the number of directors shall never be greater than 9 nor less than one (exclusive of directors, if any, to be elected by holders of preferred stock of the corporation). Exclusive of directors, if any, elected by the holders of preferred stock, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the vote of a majority of the remaining directors, though less than a quorum.

SIXTH: The corporation shall have perpetual existence.

SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the Nevada Revised Statutes, as the same may be amended and supplemented.

EIGHTH: The corporation shall, to the fullest extent permitted by the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

NINTH: The nature of the business of the corporation and the objects or the purposes to be transacted, promoted, or carried on by it are to engage in any lawful activity. The corporation shall have all the powers of a corporation organized under the Nevada Revised Statutes.

TENTH: These Articles of Incorporation and the bylaws of the corporation may be repealed, altered, amended or rescinded only by a vote of a majority of the entire board of directors or a majority of the outstanding shares of capital stock, voting as classes.

ELEVENTH: Upon written demand of the Corporation, each record holder of any shares of the capital stock of any class or series of the Corporation shall provide the Corporation with the name and address of each person for whom such person holds such shares as the beneficial owner, the number, class and series of the shares so held, and manner of holding such shares. Likewise, upon written demand of the Corporation, each beneficial holder of any shares of the capital stock of any class or series of the Corporation shall provide the Corporation with the name and address of any person who has an interest in such shares, directly or indirectly, and the nature of such interest. As used herein, the terms “beneficial owner” shall mean and include any person who has the sole or joint right to dispose of the shares or direct the disposal of shares, the sole or joint economic interest in the shares, or the sole or joint right to receive or direct the receipt of dividends or other distributions relating to the shares.

I, the undersigned, being the majority shareholder hereinbefore named, for the purpose of filing these Re-stated Articles of Incorporation, do make and file these Re-stated articles of in corporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 31st day of January, 2005.

/s/ Kevin O’Connell
Kevin O’Connell